UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California    90012

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2018, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of five Class I directors to serve until the 2021 annual meeting of stockholders and their successors have been elected and qualified, (ii) an advisory (non-binding) resolution to approve the Company’s executive compensation, and (iii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

The stockholders elected all five Class I director nominees, approved the advisory (non-binding) resolution to approve the Company’s executive compensation, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Five Class I Directors

Name	For	Against	Abstain	Broker Non-Votes
Michael M.Y. Chang	54,572,913	6,290,276	320,206	10,734,196
Jane Jelenko	57,172,398	3,986,554	24,443	10,734,196
Pin Tai	60,969,246	187,094	27,055	10,734,196
Anthony M. Tang	57,223,037	3,932,431	27,927	10,734,196
Peter Wu	55,408,871	5,201,142	573,382	10,734,196

Advisory (Non-Binding) Vote to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
59,995,588	1,102,900	84,907	10,734,196

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2018 Fiscal Year

For	Against	Abstain	Broker Non-Votes
71,272,251	609,101	36,239	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2018

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer